UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2011

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-05805	No. 13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, New York (Address of Principal Executive Offices)
10017
(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

At the Annual Meeting of Shareholders of JPMorgan Chase & Co. (“Registrant”) held on Tuesday, May 17, 2011, shareholders approved an amendment to Registrant’s Long-Term Incentive Plan to extend the term from May 31, 2013 to May 31, 2015, and to authorize an additional 240 million shares, for a total of 315 million shares including carryover as of February 28, 2011, to be available for issuance as awards effective May 17, 2011. For a description of the terms and conditions of the Long-Term Incentive Plan, as amended and restated effective May 17, 2011 (the “LTIP”), see “Summary of the Plan as proposed to be amended” under “Proposal 5 – Approval of Amendment to Long-Term Incentive Plan, as amended and restated effective May 17, 2011” in the Registrant’s proxy statement for its 2011 Annual Meeting of Shareholders, which description is incorporated herein by reference. A copy of the LTIP also is filed as Appendix C to the Registrant’s proxy statement for its 2011 Annual Meeting of Shareholders.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	Registrant held its Annual Meeting of Shareholders on Tuesday, May 17, 2011. 3,340,347,371 shares were represented in person or by proxy, or 83.75% of the total shares outstanding.

(b)	The results of shareholder voting on the proposals presented were as follows:

MANAGEMENT PROPOSALS:

Proposal 1 - Shareholders elected the 11 director nominees named in the Proxy Statement

Name	For	Against	Abstain	Broker Non- Votes
Crandall C. Bowles	2,887,879,956	82,902,238	10,852,601	358,712,576
Stephen B. Burke	2,778,826,582	192,563,835	10,244,378	358,712,576
David M. Cote	2,884,091,742	86,917,650	10,625,403	358,712,576
James S. Crown	2,875,223,295	95,934,181	10,477,319	358,712,576
James Dimon	2,835,746,424	137,458,341	8,430,030	358,712,576
Ellen V. Futter	2,569,433,545	399,271,173	12,930,077	358,712,576
William H. Gray, III	2,854,188,440	116,889,826	10,556,529	358,712,576
Laban P. Jackson, Jr.	2,880,332,853	90,278,038	11,023,904	358,712,576
David C. Novak	2,551,958,873	416,764,534	12,911,388	358,712,576
Lee R. Raymond	2,783,161,299	188,148,916	10,324,580	358,712,576
William C. Weldon	2,790,452,242	180,697,167	10,485,386	358,712,576

Proposal 2 - Shareholders ratified the appointment of PricewaterhouseCoopers LLP as Registrant’s independent registered public accounting firm for 2011

For	Against	Abstain	Broker Non-Votes
3,298,515,483	33,057,105	8,774,783	0
98.75%	0.99%	0.26%

Proposal 3 - Shareholders approved the Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
2,165,324,693	797,797,655	18,512,447	358,712,576
72.62%	26.76%	0.62%

Proposal 4 - Shareholders indicated a preference for an Annual Advisory Vote on Executive Compensation

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
2,654,062,594	19,743,599	292,897,066	14,931,536	358,712,576
89.02%	0.66%	9.82%	0.50%

Proposal 5 - Shareholders approved the Amendment to the Long-Term Incentive Plan

For	Against	Abstain	Broker Non-Votes
2,017,805,461	947,012,462	16,816,872	358,712,576
67.67%	31.76%	0.57%

SHAREHOLDERS PROPOSALS:

Proposal 6 - Shareholders did not approve the proposal on Political Non-Partisanship

For	Against	Abstain	Broker Non-Votes
163,475,423	2,369,923,868	448,235,504	358,712,576
5.48%	79.49%	15.03%

Proposal 7 - Shareholders did not approve the proposal on Shareholder Action by Written Consent

For	Against	Abstain	Broker Non-Votes
1,460,913,448	1,495,057,716	25,663,631	358,712,576
49.00%	50.14%	0.86%

Proposal 8 - Shareholders did not approve the proposal on Mortgage Loan Servicing

For	Against	Abstain	Broker Non-Votes
190,731,540	2,517,403,168	273,500,087	358,712,576
6.40%	84.43%	9.17%

Proposal 9 - Shareholders did not approve the proposal on Political Contributions

For	Against	Abstain	Broker Non-Votes
903,211,044	1,511,009,244	567,414,507	358,712,576
30.29%	50.68%	19.03%

Proposal 10 - Shareholders did not approve the proposal on Genocide-Free Investing

For	Against	Abstain	Broker Non-Votes
229,415,302	2,230,024,374	522,195,119	358,712,576
7.69%	74.79%	17.52%

Proposal 11 - Shareholders did not approve the proposal on Independent Lead Director

For	Against	Abstain	Broker Non-Votes
355,292,813	2,584,208,228	42,133,754	358,712,576
11.92%	86.67%	1.41%

Floor Proposal - Shareholders did not approve the proposal on Board Membership in U.S. Chamber of Commerce

For	Against	Abstain	Broker Non-Votes
5,497	2,981,629,298	0	358,712,576

(d)	In response to the majority of votes cast for an annual advisory vote on executive compensation, the Board has determined that it will include an advisory vote on executive compensation in its proxy materials on an annual basis until the next advisory vote on the frequency of advisory votes on executive compensation, which will occur no later than the Registrant’s 2017 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.

By:	/s/ Anthony J. Horan
Name:	Anthony J. Horan
Title:	Corporate Secretary

Date: May 23, 2011